                           PLAN UNDER SECTION 18F-3(D)
                              AMENDED AND RESTATED
                              AS OF ________, 2010

Filed pursuant to Item 23(n) of Form N-1A

                                   SECTION I.
                       FOR THE FUNDS LISTED IN SCHEDULE I
                       (THOSE WITH CLASSES 1, 2, 3 AND 4)

SEPARATE ARRANGEMENTS

Each class of shares will represent interests in the same portfolio of investments of the Fund and be identical except those differences that relate to
(a) the impact of the disproportionate payments made under the Rule 12b-1 plan;
(b) the impact of the disproportionate payments made because of service fees;
(c) the differences in class expenses including transfer agent fees and any other expense determined by the board to be a class expense; and (d) the difference in voting rights on the 12b-1 plan, exchange privileges and class designations. The current classes of shares are as follows:

                  Class 1 shares
                  Class 2 shares
                  Class 3 shares
                  Class 4 shares

EXPENSE ALLOCATION PROCEDURES

Ameriprise Financial, Inc. (Ameriprise Financial), as the Fund's administrator, on a daily basis shall allocate the income, expenses, and realized and unrealized gains and losses of the Fund on the basis of the relative percentage of net assets of each class of shares, 12b-1 fees, transfer agent fees, and any other class specific fee, which shall be paid directly by the applicable class as follows:

     12B-1 FEE:

Class 1                        None
-------   ---------------------------------------------
Class 2   25 basis points of average daily net assets
Class 3   12.5 basis points of average daily net assets
Class 4   25 basis points of average daily net assets

     TRANSFER AGENCY SERVICES FEE:

     For CLASS 1, CLASS 2, CLASS 3 AND CLASS 4, the fee is 6 basis points based on average daily net assets of the applicable class.

     There is NO transfer agency services fee for the following funds and classes:

Variable Portfolio - Aggressive Portfolio                Class 2   Class 4
Variable Portfolio - Conservative Portfolio              Class 2   Class 4
Variable Portfolio - Moderate Portfolio                  Class 2   Class 4
Variable Portfolio - Moderately Aggressive Portfolio     Class 2   Class 4
Variable Portfolio - Moderately Conservative Portfolio   Class 2   Class 4

Should an expense of a class be waived or reimbursed, Ameriprise Financial first will determine that the waiver or reimbursement will not result in another class subsidizing the class, is fair and equitable to all classes and does not operate to the detriment of another class and then shall monitor the implementation and operation to assure the waiver or reimbursement operates consistent with the determination. The board shall monitor the actions of Ameriprise Financial.

SCHEDULE I

                        FUNDS WITH CLASSES 1, 2, 3 AND 4

                                                                                               CLASSES
                                                                              --------------------------------------
FUNDS                                                                         CLASS 1   CLASS 2    CLASS 3   CLASS 4
-----                                                                         -------   --------   -------   -------
RIVERSOURCE VARIABLE SERIES TRUST
Disciplined Asset Allocation Portfolios - Aggressive                            --      Class 2*     --        --
Disciplined Asset Allocation Portfolios - Conservative                          --      Class 2*     --        --
Disciplined Asset Allocation Portfolios - Moderate                              --      Class 2*     --        --
Disciplined Asset Allocation Portfolios - Moderately Aggressive                 --      Class 2*     --        --
Disciplined Asset Allocation Portfolios - Moderately Conservative               --      Class 2*     --        --
RiverSource Variable Portfolio - Balanced Fund                                  --         --      Class 3     --
RiverSource Variable Portfolio - Cash Management Fund                         Class 1   Class 2    Class 3     --
RiverSource Variable Portfolio - Diversified Bond Fund                        Class 1   Class 2    Class 3     --
RiverSource Variable Portfolio - Diversified Equity Income Fund               Class 1   Class 2    Class 3     --
RiverSource Variable Portfolio - Dynamic Equity Fund                          Class 1   Class 2    Class 3     --
RiverSource Variable Portfolio - Global Bond Fund                             Class 1   Class 2    Class 3     --
RiverSource Variable Portfolio - Global Inflation Protected Securities Fund   Class 1   Class 2    Class 3     --
RiverSource Variable Portfolio - High Yield Bond Fund                         Class 1   Class 2    Class 3     --
RiverSource Variable Portfolio - Income Opportunities Fund                    Class 1   Class 2    Class 3     --
RiverSource Variable Portfolio - Limited Duration Bond Fund                   Class 1   Class 2      --        --
RiverSource Variable Portfolio - Mid Cap Growth Fund                          Class 1   Class 2    Class 3     --
RiverSource Variable Portfolio - Mid Cap Value Fund                           Class 1   Class 2    Class 3     --
RiverSource Variable Portfolio - S&P 500 Index Fund                             --         --      Class 3     --
RiverSource Variable Portfolio - Short Duration U.S. Government Fund          Class 1   Class 2    Class 3     --
RiverSource Variable Portfolio - Strategic Income Fund                        Class 1   Class 2      --        --
Seligman Variable Portfolio - Growth Fund                                     Class 1   Class 2    Class 3     --
Seligman Variable Portfolio - Large Cap Value Fund                            Class 1   Class 2    Class 3     --
Seligman Variable Portfolio - Smaller Cap Value Fund                          Class 1   Class 2    Class 3     --
Threadneedle Variable Portfolio - Emerging Markets Fund                       Class 1   Class 2    Class 3     --
Threadneedle Variable Portfolio - International Opportunity Fund              Class 1   Class 2    Class 3     --
Variable Portfolio - Aggressive Portfolio                                       --      Class 2      --      Class 4
Variable Portfolio - Conservative Portfolio                                     --      Class 2      --      Class 4
Variable Portfolio - Moderate Portfolio                                         --      Class 2      --      Class 4
Variable Portfolio - Moderately Aggressive Portfolio                            --      Class 2      --      Class 4
Variable Portfolio - Moderately Conservative Portfolio                          --      Class 2      --      Class 4
Variable Portfolio - AllianceBernstein International Value Fund               Class 1   Class 2      --        --
Variable Portfolio - American Century Diversified Bond Fund                   Class 1   Class 2      --        --
Variable Portfolio - American Century Growth Fund                             Class 1   Class 2      --        --
Variable Portfolio - Davis New York Venture Fund                              Class 1   Class 2      --        --
Variable Portfolio - Eaton Vance Floating-Rate Income Fund                    Class 1   Class 2      --        --
Variable Portfolio - Goldman Sachs Mid Cap Value Fund                         Class 1   Class 2      --        --
Variable Portfolio - Invesco International Growth Fund                        Class 1   Class 2      --        --

                                                                                               CLASSES
                                                                              --------------------------------------
FUNDS                                                                         CLASS 1   CLASS 2    CLASS 3   CLASS 4
-----                                                                         -------   --------   -------   -------
Variable Portfolio - J.P. Morgan Core Bond Fund                               Class 1   Class 2      --        --
Variable Portfolio - Jennison Mid Cap Growth Fund                             Class 1   Class 2      --        --
Variable Portfolio - MFS Value Fund                                           Class 1   Class 2      --        --
Variable Portfolio - Marsico Growth Fund                                      Class 1   Class 2      --        --
Variable Portfolio - Mondrian International Small Cap Fund                    Class 1   Class 2      --        --
Variable Portfolio - Morgan Stanley Global Real Estate Fund                   Class 1   Class 2      --        --
Variable Portfolio - NFJ Dividend Value Fund                                  Class 1   Class 2      --        --
Variable Portfolio - Partners Small Cap Growth Fund                           Class 1   Class 2      --        --
Variable Portfolio - Partners Small Cap Value Fund                            Class 1   Class 2      --        --
Variable Portfolio - PIMCO Mortgage-Backed Securities Fund                    Class 1   Class 2      --        --
Variable Portfolio - Pyramis International Equity Fund                        Class 1   Class 2      --        --
Variable Portfolio - UBS Large Cap Growth Fund                                Class 1   Class 2      --        --
Variable Portfolio - US Equity Fund                                           Class 1   Class 2      --        --
Variable Portfolio - International Fund                                       Class 1   Class 2      --        --
Variable Portfolio - Wells Fargo Short Duration Government Fund               Class 1   Class 2      --        --
SELIGMAN PORTFOLIOS, INC.
Seligman Capital Portfolio                                                    Class 1   Class 2      --        --
Seligman Common Stock Portfolio                                               Class 1      --        --        --
Seligman Communications and Information Portfolio                             Class 1   Class 2      --        --
Seligman Global Technology Portfolio                                          Class 1   Class 2      --        --
Seligman International Growth Portfolio                                       Class 1      --        --        --
Seligman Investment Grade Fixed Income Portfolio                              Class 1      --        --        --
Seligman Large-Cap Value Portfolio                                            Class 1   Class 2      --        --
Seligman Smaller-Cap Value Portfolio                                          Class 1   Class 2      --        --

* The single class of shares of Disciplined Asset Allocation Portfolios - Aggressive, Disciplined Asset Allocation Portfolios - Conservative, Disciplined Asset Allocation Portfolios - Moderate, Disciplined Asset Allocation Portfolios - Moderately Aggressive and Disciplined Asset Allocation Portfolios - Moderately Conservative for the purposes of this Agreement is referred to as Class 2 shares.